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                                                                EXHIBIT 10.2



                          BUY/SELL/OFFERING AGREEMENT


         This BUY/SELL/OFFERING AGREEMENT, dated as of this 6th day of October, 1995 (the "Agreement"), is made and entered into by and between Dart Group Corporation, a Delaware corporation ("Dart"), and Ronald S. Haft ("RSH").

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Settlement Agreement, of even date herewith, between Dart and RSH (the "Settlement Agreement"), Dart is loaning $37,740,162 to RSH and RSH is executing and delivering to Dart that certain promissory note, of even date herewith, in favor of Dart for such principal amount (the "$37 Million Note");

         WHEREAS, Dart has two authorized classes of Common Stock, its Class A Common Stock, $1.00 par value per share ("Class A Common Stock"), and its Class B Common Stock ("Class B Common Stock");

         WHEREAS, pursuant to the Settlement Agreement, Dart is issuing to RSH 197,048 shares of Class B Common Stock (the "Option Shares") in consideration of (i) the payment of $197,048 by RSH to Dart and (ii) delivery of a promissory note executed by RSH in favor of Dart in the principal amount of $27,389,672 (collectively with the $37 Million Note, the "Promissory Notes");

         WHEREAS, pursuant to that certain Subscription Agreement, of even date herewith, between Dart and RSH (the "Subscription Agreement"), RSH has subscribed for, and Dart has agreed to issue to RSH, subject to the terms and conditions thereof, 288,312 shares of Class A Common Stock (the "New Class A Shares");
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         WHEREAS, pursuant to the Settlement Agreement RSH is assigning and transferring to the Voting Trustee under that certain Voting Trust Agreement (the "Voting Trust Agreement"), of even date herewith, by and among RSH, Dart and Larry G. Schafran and Sidney B. Silverman as initial Voting Trustees (a copy of which Voting Trust Agreement is attached hereto as Exhibit A), the following: (i) the Option Shares; (ii) an additional 25,246 shares of Dart Class B Common Stock owned by RSH (the "RSH Class B Shares"); (iii) 28,144 shares of Class A Common Stock owned by RSH (the "RSH Class A Shares"); (iv) an additional 58,029 shares of Class A Common Stock that are subject to competing claims by Robert M. Haft and Linda G. Haft and, in part, by Herbert H. Haft (the "RSH Contested Class A Shares"); and (v) immediately upon their issuance pursuant to the Subscription Agreement, the New Class A Shares;

         WHEREAS, pursuant to the Settlement Agreement RSH is to assign and transfer to the Voting Trustee(s) an additional 33,333 shares of Dart Class A Common Stock that are subject to a pledge to First Union National Bank (the "RSH Pledged Class A Shares"), immediately upon the release of that pledge;

         WHEREAS, pursuant to that certain Stock and Trust Certificate Pledge Agreement, of even date herewith, between RSH and Dart (and acknowledged by the initial Voting Trustees), as security for the payment and performance of RSH's obligations under the Promissory Notes, RSH is pledging and granting to Dart a security interest in all of his right, title and interest in and to the Option Shares, the RSH Class B Shares, the RSH Class A Shares, the RSH Contested Class A Shares, the New Class A Shares





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and the trust certificates issued to him under the Voting Trust Agreement; and

         WHEREAS, pursuant to the Settlement Agreement, RSH and Dart have agreed to enter into this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Buy/Sell Class B Shares" shall mean, collectively, the Option Shares and the RSH Class B Shares.

         "Buy/Sell Class A Shares" shall mean, at any time, collectively: (i) the RSH Class A Shares; (ii) the RSH Contested Class A Shares; (iii) the New Class A Shares; and (iv) the RSH Pledged Class A Shares; provided, however, that the term "Buy/Sell Class A Shares" shall not include the RSH Contested Class A Shares at any time, and to the extent, that neither RSH nor the Voting Trustee(s) can then transfer record ownership thereof because of the adverse claims of Robert M. Haft, Linda G. Haft or Herbert H. Haft thereto; and provided further, that the term "Buy/Sell Class A Shares" shall not include the New Class A Shares at any time such shares have not been issued pursuant to the Subscription Agreement or, after being issued, such shares have been redeemed by Dart pursuant to Section 5.3 of the Settlement Agreement; and provided further, that the "Buy/Sell Class A Shares" shall not include the RSH Pledged Class A Shares at any time that such shares are subject to any pledge to First





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Union National Bank or any affiliate, successor or assign thereof.

         "Buy/Sell Shares" shall mean, at any time, the Buy/Sell Class B Shares and the Buy/Sell Class A Shares, collectively. For all purposes under this Agreement, all dividends and distributions paid upon or in respect of any of the Buy/Sell Shares, to the extent held by the Voting Trustee(s) under the Voting Trust Agreement, and all trust certificates representing any of the Buy/Sell Shares that are issued pursuant to the Voting Trust Agreement, shall be deemed to be part of such Buy/Sell Shares.

         2. Public Offering and Grant of Put Option. (a) At any time after December 31, 1996 and prior to January 1, 2000, RSH may deliver to Dart and the Voting Trustee(s) written notice (the "Offering/Put Exercise Notice") that he elects to exercise one of the following options (specifying which option he elects): (i) the option (the "Public Offering Option"), which Dart hereby irrevocably grants to RSH, to require Dart to exchange (the "Exchange") the Buy/Sell Class B Shares for 244,523 shares of Class A Common Stock (the "Public Offering Class A Shares") and to exercise the demand registration rights, subject to the terms and conditions thereof, set forth in Schedule 2(a) attached hereto, pursuant to which RSH may sell all of the Public Offering Class A Shares in an underwritten public offering (the "Public Offering"); or
(ii) the option (the "Put Option"), which Dart hereby irrevocably grants to RSH, to require Dart to purchase all of his right, title and interest in and to the Buy/Sell Shares





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and for the Aggregate Purchase Price (as hereinafter defined) of the shares purchased subject to the terms and conditions hereof.

                 (b) Except as provided in the next sentence, RSH's exercise of the Public Offering Option or the Put Option, as the case may be, shall be effective thirty (30) days after the date of Dart's receipt of the Offering/Put Exercise Notice, unless Dart, within thirty (30) days after receiving the Offering/Put Exercise Notice, provides written notice to RSH and the Voting Trustee(s) (a "Challenge Notice") that there exists pending or threatened litigation challenging RSH's title to any of the Buy/Sell Class B Shares, the right of the Voting Trustee(s) to vote the Buy/Sell Class B Shares or any action taken by Dart's Board of Directors granting voting rights to the Class A Common Stock or relating to any other recapitalization plan of Dart that materially changes Dart's corporate governance structure; provided, however, that any Challenge Notice delivered by Dart to RSH shall not be effective any time after November 30, 1999. RSH's exercise of the Public Offering Option or the Put Option, as the case may be, at any time after November 30, 1999 and prior to January 1, 2000, shall be effective immediately upon Dart's receipt of the Offering/Put Exercise Notice. RSH shall have an absolute right to sell the Buy/Sell Shares, on the terms and subject to the conditions set forth in this Agreement, upon any exercise of the Public Offering Option or the Put Option that becomes effective; provided, however, that nothing herein shall give rise to any implication that Dart is a guarantor of the closing or the success of any Public Offering. Except as otherwise provided herein, if Dart delivers a valid Challenge





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Notice to RSH, then RSH's exercise of the Public Offering Option or Put Option will not be effective. If Dart delivers a valid Challenge Notice to RSH, then Dart shall promptly notify RSH in writing once there no longer exists any basis for a Challenge Notice. If Dart delivers a written notice to RSH that there no longer exists any basis for a previously delivered Challenge Notice, or if a previously delivered Challenge Notice otherwise becomes ineffective under the terms hereof, then RSH shall be entitled to deliver another Offering/Put Exercise Notice to Dart. Any period of time from the delivery of a Challenge Notice by Dart to RSH until the earlier of the delivery of a subsequent notice by Dart to RSH that there no longer exists any basis for a Challenge Notice or December 1, 1999, is herein referred to as a "Denial Period."

                 (c) Any exercise of the Public Offering Option or the Put Option that becomes effective shall be irrevocable and any attempted exercise of the Public Offering Option or the Put Option subsequent to such effectiveness shall be ineffective, provided, however, that if in any effective Offering/Put Exercise Notice RSH elects the Public Offering Option, he may thereafter by written notice to Dart cancel such election and instead elect the Put Option so long as the Exchange has not been effected and RSH reimburses Dart for all fees and expenses theretofore incurred by Dart in connection with the proposed Public Offering.

                 (d) If RSH exercises the Public Offering Option, then Dart shall effect the Exchange no later than the date on which the registration statement related to the proposed Public





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Offering is declared effective by the U.S. Securities and Exchange Commission.

                 (e) If RSH exercises the Public Offering Option and the proposed Public Offering pursuant thereto does not close by July 15, 2000, then Dart shall (i) if the Exchange has not been effected, purchase the Buy/Sell Class B Shares on or about August 1, 2000 at a price per share equal to the price of Buy/Sell Class B Shares set forth in Section 5(b) or (ii) if the Exchange has been effected, purchase the Public Offering Class A Shares on or about August 1, 2000 at a price per share equal to the price of Buy/Sell Class B Shares set forth in Section 5(b) hereof less ten percent (10%).

         3. Grant of Call Option. Dart shall have the option (the "Call Option"), which RSH hereby irrevocably grants to Dart, to require RSH to sell to Dart all of RSH's right, title and interest in and to the Buy/Sell Shares and to require RSH to sell to Dart all of RSH's right, title and interest in and to the RSH Pledged Class A Shares, for the Aggregate Purchase Price of such shares, in accordance with the terms and subject to the conditions set forth in this Agreement. The Call Option shall be exercisable as and when specified in
Section 7 of this Agreement, and Dart's right to exercise the Call Option with respect to the Buy/Sell Shares shall be separate and independent from Dart's right to exercise the Call Option with respect to the RSH Pledged Class A Shares.

         4. Buy/Sell Class A Shares. On the date of the closing of the Public Offering, Dart shall purchase from RSH, and RSH shall sell to Dart, all of RSH's right, title and interest in and to





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the Buy/Sell Class A Shares for the Aggregate Purchase Price of such shares in accordance with the terms and subject to the conditions hereof (the "Simultaneous Purchase").

         5. Purchase Price. The Aggregate Purchase Price applicable in the case of any purchase of shares by Dart pursuant to the Put Option, the Call Option or the Simultaneous Purchase shall be the number of Buy/Sell Class A Shares, Buy/Sell Class B Shares and/or RSH Pledged Class A Shares (as may be adjusted for any stock dividend, stock split or combination of shares) purchased by Dart multiplied by the respective purchase price as determined as follows:

                 (a) Price of Buy/Sell Class A Shares. The purchase price for each of the Buy/Sell Class A Shares or RSH Pledged Class A Shares shall be equal to $83.875 (the "Buy/Sell Class A Share Price") plus interest (compounded annually) accrued at a rate of eight percent (8.0%) per annum from the date hereof through the closing of the purchase of such shares by Dart, provided, however, that in connection with any closing of Dart's purchase of the RSH Pledged Class A Shares pursuant to Section 6(b) or Section 7, the purchase price per RSH Pledged Class A Share shall be equal to the purchase price per share paid by Dart for Buy/Sell Class A Shares in the first closing of the Put Option, the Call Option or the Simultaneous Purchase, as the case may be, it being understood that no interest shall accrue on the purchase price with respect to the RSH Pledged Class A Shares after the date of such prior closing.

                 (b) Price of Buy/Sell Class B Shares. The purchase price for each of the Buy/Sell Class B Shares shall be equal to





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$154.13 plus interest (compounded annually) accrued at a rate of eight percent
(8.0%) per annum for the duration of any Denial Period(s).

                 (c) Price Adjustments. Adjustments to the per share prices set forth in this Section 5 shall be made as Dart may in good faith determine to be equitably required in order to prevent any dilution or expansion of the value of Dart's rights or obligations, or the value of RSH's rights or obligations, under this Agreement, as the result of any stock dividend, stock split or combination of shares that occurs on or after the date of this Agreement.

                 (d) Interest. For purposes of paragraphs (a) and (b) of this Section 5, interest shall be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

         6. Exercise of Put Option. (a) In the event RSH elects to exercise the Put Option, RSH shall notify Dart and the Voting Trustee(s) that he will sell the Buy/Sell Shares to Dart and specify a date for the closing of such sale between 45 and 60 days after the date of the Offering/Put Exercise Notice at a location in Washington, D.C. specified in the Offering/Put Exercise Notice or such other place or time as the parties may mutually agree. Upon the effectiveness of the exercise of the Put Option, RSH shall be obligated to deliver, or to cause the Voting Trustee(s) to deliver, the Buy/Sell Shares to Dart in accordance with Section 8 of this Agreement, on the later of the date specified in the Offering/Put Exercise Notice or the first day on which the following conditions are satisfied: (i) no





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preliminary or permanent injunction or other order against the delivery of the
Buy/Sell Shares issued by any federal or state court of competent jurisdiction in the United States shall be in effect, and (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") shall have expired or been terminated. Upon such delivery to Dart of the Buy/Sell Shares, Dart shall purchase such shares for the Aggregate Purchase Price.

                 (b) In the event that any of the RSH Pledged Class A Shares are not purchased by Dart together with the Buy/Sell Shares at the closing of the Put Option or the Simultaneous Purchase, then RSH shall have the option, which Dart hereby irrevocably grants to RSH, to require Dart on one additional occasion to purchase any of the RSH Pledged Class A Shares that can be delivered free of Encumbrances (as hereinafter defined), subject to the terms and conditions hereof. In the event RSH wishes to exercise such option, RSH shall send a written notice to Dart at least fifteen (15) days prior to the closing notifying Dart that he will sell such shares and specifying a date for the closing. Upon delivery of the such notice, RSH shall be obligated to deliver, or to cause the Voting Trustees to deliver, such shares to Dart in accordance with Section 8 of this Agreement, on the later of the date specified in such notice or the first day on which the following conditions are satisfied: (i) no preliminary or permanent injunction or other order against the delivery of such shares issued by any federal or state court of competent jurisdiction in the United States shall be in





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effect, and (ii) any applicable waiting period under the HSR Act shall have expired or been terminated. Upon such delivery to Dart of the RSH Pledged Class A Shares, Dart shall purchase such shares for the Aggregate Purchase Price. RSH's right to exercise the option granted under this Section 6(b) shall expire on July 15, 2000.

         7. Exercise of Call Option. (a) Dart may exercise the Call Option, no more than once with respect to the Buy/Sell Shares and once with respect to the RSH Pledged Class A Shares, at any time (i) after the death of RSH, (ii) after a court of competent jurisdiction has determined that RSH lacks the requisite physical or mental capacity to exercise his powers under this Agreement, (iii) after December 31, 1996, if the Consolidated Net Worth (as defined in the $37 Million Note) of Dart as of the end of its last fiscal quarter ending prior to the exercise of the Call Option is less than $80 million; (iv) after the occurrence of an Event of Default (as defined in the Promissory Notes); or (v) after December 31, 1999; provided, however, that Dart may not exercise the Call Option at any time after July 15, 2000, except to the extent that the delay is the result of any injunction or other court order preventing exercise of the Call Option on or prior to July 15, 2000; and provided, further, that the Call Option may not be exercised with respect to the Buy/Sell Shares at any time after an Offering/Put Exercise Notice has become effective; and provided, further, that the Call Option may not be exercised with respect to the RSH Pledged Class A Shares unless there has been a closing of the Simultaneous





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Purchase or the Put Option or there has been an exercise of the Call Option with respect to the Buy/Sell Shares.

                 (b) In the event Dart wishes to exercise the Call Option, Dart shall send a written notice (the "Call Exercise Notice"), which shall be irrevocable, to RSH and the Voting Trustee(s) notifying each of them that Dart will purchase the Buy/Sell Shares or any of the RSH Pledged Class A Shares, as the case may be, and specifying a date for the closing of such purchase within fifteen (15) days of the date of the Call Exercise Notice at a location in Washington, D.C. specified in the Exercise Notice or such other place or time as the parties may mutually agree. Upon receipt of the Call Exercise Notice, RSH shall be obligated to deliver to Dart the Buy/Sell Shares or any of the RSH Pledged Class A Shares, as the case may be, in accordance with Section 8 of this Agreement, on the later of the date specified in the Call Exercise Notice or the first day on which the following conditions are satisfied: (i) no preliminary or permanent injunction or other order against the delivery of the Buy/Sell Shares issued by any federal or state court of competent jurisdiction in the United States shall be in effect, and (ii) any applicable waiting period under the HSR Act shall have expired or been terminated. Upon such delivery to Dart of the Buy/Sell Shares or the RSH pledged Class A Shares, as the case may be, Dart shall purchase such shares for the Aggregate Purchase Price.

         8. Payment of Purchase Price; Closing. At the closing of the Simultaneous Purchase, the Put Option or the Call Option, as the case may be, Dart may pay the Aggregate Purchase Price by





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offsetting any unpaid principal and accrued but unpaid interest on the
Promissory Notes against the Aggregate Purchase Price, as follows:

                 (a) If the aggregate amount of unpaid principal and accrued but unpaid interest on the Promissory Notes is less than or equal to the Aggregate Purchase Price, then in lieu of any payment of the Aggregate Purchase Price by Dart to RSH, Dart shall deem RSH to have made payment in full of RSH's obligations under the Promissory Notes, and Dart shall cancel the Promissory Notes and pay to RSH, by a certified or bank check payable to RSH, the amount, if any, by which the Aggregate Purchase Price exceeds the aggregate amount of unpaid principal and accrued but unpaid interest on the Promissory Notes.

                 (b) If the aggregate amount of unpaid principal and accrued but unpaid interest on the Promissory Notes is greater than the Aggregate Purchase Price, then in lieu of any payment of the Aggregate Purchase Price by Dart to RSH, Dart shall deem RSH to have made a partial prepayment, in the amount of the Aggregate Purchase Price, in respect of RSH's obligations under the Promissory Notes.

At the closing of the Simultaneous Purchase, the Put Option or the Call Option, as the case may be, RSH shall cause the Voting Trustee(s) to deliver the Buy/Sell Shares, the Buy/Sell Class A Shares or the RSH Pledged Class A Shares, as the case may be, to Dart, free and clear of all liens, claims (except for claims of any Haft family member relating to the RSH Contested Class A Shares and claims made after the date hereof that challenge the





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transactions contemplated hereby), charges and encumbrances of any kind or nature whatsoever, and RSH shall cause the Voting Trustee(s) to deliver to Dart certificates representing the number of such shares so purchased and endorsed in blank. In addition to the Buy/Sell Shares, Dart shall be entitled to receive at any such closing, without the payment of any additional consideration other than the Aggregate Purchase Price, any and all other cash, securities or rights then held pursuant to the Voting Trust Agreement by the Voting Trustee(s) in the Trust Accounts (as defined in the Voting Trust Agreement) or otherwise held as part of the Trust Shares (as defined in the Voting Trust Agreement).

         9. Representations and Warranties of RSH. RSH represents and warrants to Dart the following:

                 (a) The Buy/Sell Shares, the Buy/Sell Class A Shares or the RSH Pledged Class A Shares, as the case may be, when sold and delivered by RSH to Dart upon the closing of the Simultaneous Purchase, the Put Option or the Call Option, as the case may be, will be free and clear of all restrictions (except for restrictive legends on stock certificates representing the Buy/Sell Class B Shares and the New Class A Shares), liens, encumbrances, charges, pledges, adverse claims, options, calls, trusts and other commitments, agreements or arrangements (collectively, "Encumbrances") and shall not be subject to any preemptive rights; provided, that the RSH Contested Class A Shares may be subject to the adverse claims of Robert M. Haft, Linda G. Haft and Herbert H. Haft that exist as of the date of this Agreement and the RSH Pledged Class A Shares may be subject





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to the pledge to First Union National Bank (or any affiliate thereof) that exists on the date of this Agreement (the "Permitted Encumbrances").

                 (b) Except as otherwise required by the HSR Act, the execution, delivery and performance of this Agreement by RSH and the consummation by him of the transactions contemplated hereby do not require the consent, waiver, approval, license or authorization of or any filing with any person or public authority and will not violate, result in a breach or acceleration of any obligation under, or constitute a default under, any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree, or any restriction to which any property of RSH is bound.

         10. Representations and Warranties of Dart. Dart represents and warrants to RSH that except as otherwise required by the HSR Act, the execution, delivery and performance of this Agreement by Dart and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval, license or authorization of or any filing with any person or public authority and will not violate, result in a breach or acceleration of any obligation under, or constitute a default under, any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree, or any restriction to which any property of Dart is bound.





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         11.     Conditions to Closing.  For purposes of this Section 11,
closing is defined as the closing of the Simultaneous Purchase, the Put Option or the Call Option, as the case may be.

                 (a) Conditions Precedent to Obligations of Dart. Dart's obligation to purchase the Buy/Sell Shares, the Buy/Sell Class A Shares or the RSH Pledged Class A Shares, as the case may be, from RSH in accordance with this Agreement shall be subject to the satisfaction (or waiver in writing by Dart), at or prior to the closing, of each of the following conditions:

                          (i) The closing of the Public Offering or the due exercise of the Call Option by Dart or the Put Option by RSH.

                          (ii) There shall be tendered for delivery to Dart certificates representing the Buy/Sell Shares, the Buy/Sell Class A Shares or the RSH Pledged Class A Shares, as the case may be, and all trust certificates issued to RSH pursuant to Section 2 of the Voting Trust Agreement in respect of such shares, duly endorsed (or accompanied by appropriate stock powers duly endorsed) in blank by the registered holder thereof for transfer and, if any of such shares are subject to any Encumbrance, then together with such supporting documents, endorsements, assignments, affidavits and other good and sufficient instruments of sale and transfer, in form and substance reasonably satisfactory to Dart and its counsel, as are necessary to permit Dart to acquire all of such shares free and clear of all Encumbrances (except the Permitted Encumbrances).





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                          (iii)  Dart shall receive a letter, dated the date of
         the closing, of counsel to RSH, that, based upon a certificate from RSH, such counsel has no knowledge that immediately prior to the closing, RSH did not have good and valid title, free and clear of all Encumbrances (except the Permitted Encumbrances) with full lawful right, power and capacity to sell, assign, transfer and deliver such shares to Dart pursuant to this Agreement.

                          (iv) The representations and warranties of RSH contained in this Agreement shall be true and correct on the date of closing (as if made anew on and as of the closing); RSH shall have, in all material respects, performed and complied with all agreements, undertakings and obligations which are required by this Agreement and the Settlement Agreement to be performed or complied with by him at or prior to the closing; and there shall have been delivered to Dart a certificate to that effect, dated the date of the closing and executed by RSH.

                          (v) No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority of competent jurisdiction shall be in effect as of the closing which enjoins, restrains or prohibits any of the transactions contemplated by this Agreement and no proceeding instituted by any third party or any governmental authority shall be pending or threatened against or affecting Dart or any of its subsidiaries or any of their respective assets or RSH that seeks to enjoin or





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         restrain any of the transactions contemplated by this Agreement.

                 (b) Conditions Precedent to Obligations of RSH. The obligation of RSH to sell the Buy/Sell Shares, the Buy/Sell Class A Shares or the RSH Pledged Class A Shares, as the case may be, to Dart in accordance with this Agreement shall be subject to the satisfaction, at or prior to the closing, of each of the following conditions:

                          (i) The closing of the Public Offering or the due exercise of the Call Option by Dart or the Put Option by RSH.

                          (ii) Dart shall pay to RSH the Aggregate Purchase Price for the Buy/Sell Shares, the Buy/Sell Class A Shares or the RSH Pledged Class A Shares, as the case may be, delivered to Dart at the closing in accordance with Section 8 of this Agreement.

                          (iii) The representations and warranties of Dart contained in this Agreement shall be true and correct on the date of closing (as if made anew on and as of the closing); Dart shall have, in all material respects, performed and complied with all agreements, undertakings and obligations which are required by this Agreement and the Settlement Agreement to be performed or complied with by it at or prior to the closing; and there shall have been delivered to RSH a certificate to that effect, dated the date of the closing and executed by Dart.

                          (iv) No preliminary or permanent injunction or other order (including a temporary restraining order) of any





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
         governmental authority of competent jurisdiction shall be in effect as of the closing which enjoins, restrains or prohibits any of the transactions contemplated by this Agreement and no proceeding instituted by any third party or any governmental authority shall be pending or threatened against or affecting RSH or his assets or Dart that seeks to enjoin or restrain any of the transactions contemplated by this Agreement.

         12.     Miscellaneous.

                 (a)      Transfer Prohibition.  RSH agrees that he will not
(i) sell or otherwise dispose of, or grant any option with respect to, any of the Option Shares, RSH Class B Shares, RSH Class A Shares, RSH Contested Class A Shares, New Class A Shares, RSH Pledged Class A Shares or the Voting Trust Certificates without the prior written consent of Dart, except as provided in this Agreement, or (ii) create or permit to exist any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any of the Buy/Sell Shares or the Voting Trust Certificates, except as provided in the Stock and Trust Certificate Pledge Agreement.

                 (b) Substitution Prohibition. RSH agrees that he may not substitute any shares for any of the Buy/Sell Shares or the Public Offering Class A Shares, and that the Put Option may only be exercised with respect to the Buy/Sell Shares and the Public Offering Option may be exercised only with respect to the Public Offering Class A Shares.

                 (c) Cross-Default. This Agreement, the Voting Trust Agreement, the Settlement Agreement and all other agreements and documents relating thereto (collectively, the "Agreements")





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
constitute one integrated whole. RSH agrees that a material breach by RSH under any of the Agreements shall constitute a material breach under each of the Agreements. Dart agrees that a material breach by Dart under any of the Agreements shall constitute a material breach under each of the Agreements.

                 (d) Notice. Notices under this Agreement shall be deemed duly given (if so given) if delivered in person, by facsimile, registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to Dart:

                 Dart Group Corporation
                 3300 75th Avenue
                 Landover, Maryland  20785
                 Attention:  Corporate Secretary

         If to RSH:

                 Ronald S. Haft
                 2435 California Street, N.W.
                 Washington, D.C.  20008

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

                 (e) Further Assurances. Dart and RSH will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                 (f) Assignment. No party hereto may assign any of his/its rights or obligations under this Agreement without the prior written consent of the other party. Without limiting the generality of the foregoing, RSH shall not assign or transfer the

Put Option or the Public Offering Option, or any part thereof or any interest therein.

                 (g) Binding Effect. This Agreement, and the documents and instruments delivered pursuant hereto, shall inure to the benefit of, and shall be binding upon, the respective parties hereto, their heirs, executors, administrators, successors and assigns.

                 (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

                 (i) Severability of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated.

                 (j) Headings. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (k) Amendment in Writing. In accordance with its terms, this Agreement may be amended, but only in a writing that is signed by each of the parties hereto.

                 (l) Waiver. The waiver by any party hereto of any matter provided for herein shall not be deemed to be a waiver of any other matter provided for herein.

                 (m) Integration. This Agreement and all the other Agreements set forth the entire understanding of the parties hereto and supersedes all prior understandings or agreements, whether written or oral, with respect to the subject matter hereof.

                 (n) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, each of RSH and Dart has executed and delivered this Agreement on the day and year first above written.



                                          DART GROUP CORPORATION

/s/ Bonita A. Wilson                      By /s/ Robert A. Marmon
-----------------------------                ----------------------------------
Attest                                       Name:
                                             Title:



                                          /s/ Ronald S. Haft
-----------------------------             -------------------------------------
Witness                                   RONALD S. HAFT

                                                                   SCHEDULE 2(a)



                              REGISTRATION RIGHTS


Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Buy/Sell/Offering Agreement to which this Schedule 2(a) is attached.

         1.      Demand Registration.

                 (a) Request for Registration. If any exercise by RSH of the Public Offering Option becomes effective (and as long as such exercise remains effective) pursuant to Section 2 of the Buy/Sell/Offering Agreement, RSH may once, in connection with an underwritten public offering of the Public Offering Class A Shares, request registration under the Securities Act of 1933, as amended (the "Securities Act"), of all Public Offering Class A Shares on Form S-1 or any similar long-form registration or on Form S-2 or S-3 or any similar short-form registration, if available (in either case, the "Demand Registration").

                 (b) Restrictions on Registrations. The Company may postpone the filing of a registration statement in response to any request for a Demand Registration for up to 90 calendar days after receipt of such request if, in the good faith judgment of the Company's board of directors, such postponement would be in the best interests of the Company; provided, however, that the Company may not exercise such right more than once.

                 (c) Selection of Underwriters. Each of RSH and the Company may select one investment banker to act as co-manager in administering the offering.

         2. Holdback Agreement. The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (except pursuant to registrations on Form S-8 or any successor form), or for such longer or shorter period as the underwriters managing the registered public offering agree.

         3. Registration Procedures. Whenever RSH has requested that the Public Offering Class A Shares be registered pursuant to this Agreement, the Company will use reasonable efforts to timely effect the registration and the sale of the Public Offering Class A Shares. Pursuant to such request, the Company shall as expeditiously as possible:

                 (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Public Offering Class A Shares and use reasonable efforts to cause such registration statement to become effective, provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to RSH's counsel copies of all such documents proposed to be filed;

                 (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement;

                 (c) furnish to RSH such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as he may reasonably request in order to facilitate the disposition of the Public Offering Class A Shares;

                 (d) use reasonable efforts to register or qualify such Public Offering Class A Shares under such other securities or blue sky laws of such jurisdictions as RSH or the underwriters reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable RSH to consummate the disposition in such jurisdictions of the Public Offering Class A Shares, provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                 (e) notify RSH at any time when a prospectus relating to the Public Offering Class A Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of RSH, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Public Offering Class A Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                 (f) cause the Public Offering Class A Shares to be listed on the Nasdaq National Market, if other Company shares of the same class are then listed on the Nasdaq National Market, or a securities exchange, if any, on which other Company shares of the same class are then listed;

                 (g) enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of the Public Offering Class A Shares;

                 (h) make available for inspection by RSH, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by RSH, all financial and other pertinent records and documents of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any underwriter, attorney, accountant or agent in connection with such registration statement; and

                 (i) obtain a "comfort letter" from the Company's independent public accountants in customary form.

         4.      Registration Expenses.

                 (a) The Company shall pay all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company.

                 (b) In connection with any Demand Registration, RSH shall pay all underwriters' discounts and commissions, all fees and expenses of his counsel, and all of his incidental expenses.

         5.      Indemnification.

                 (a) The Company agrees to indemnify RSH, to the extent permitted by law, against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by RSH expressly for use therein or by RSH's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished RSH with a sufficient number of copies of the same. The Company also will indemnify the underwriters participating in such offering to the same extent as provided above with respect to the indemnification of RSH.

                 (b) RSH will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus and, to the extent permitted by law, agrees to indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities
Act) against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by RSH or his representatives.

                 (c)      Any person entitled to indemnification hereunder will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                 (d) The indemnification provided for hereunder will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

         6.      Participation in Underwritten Registrations.  RSH agrees to
(a) sell his securities on the basis provided in any underwriting arrangement approved by him and the Company and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.